Exhibit 99.1


                                                              February 29, 2000


Taurus International S.A.
9 rue Sainte Zithe,
L-2763, Luxembourg
Attention: Mr. David L. Bennett, Company Secretary

Taurus Investments S.A.
9 rue Sainte Zithe,
L-2763, Luxembourg
Attention: Mr. David L. Bennett, Company Secretary


Ladies and Gentlemen:

         We refer to our discussions regarding the following transactions in relation to the Common Shares, without par value ("Shares"), of Terra Industries Inc., a corporation incorporated in the State of Maryland, United States of America (the "Company"): (1) the sale of Shares by Taurus Investments S.A. ("Taurus Investments") to Credit Agricole Lazard Financial Products Bank ("CAL FP") on terms and conditions to be set forth in a Purchase Agreement, drafts of which we have been discussing ("Purchase Agreement"); (2) the sale of Shares by Taurus International S.A. ("Taurus International") and Taurus Investments to Tokyo-Mitsubishi International plc ("TMI") on terms and conditions to be set forth in the Purchase Agreement; and (3) the purchase of a call option in relation to the Shares by Taurus International from CAL FP on terms and conditions to be set forth in a call option agreement, consisting of an ISDA Master Agreement and Schedule together with a Confirmation of a Share Option Transaction (collectively, the "Call Option Agreement"), drafts of which we have been discussing. We understand that you have informed the Board of Directors of the Company of these proposed transactions.

         This letter is to record the intention of all the parties to negotiate in good faith to reach final agreement on the form and substance of the Purchase Agreement, the Call Option Agreement and all ancillary documentation in order to consummate the transactions contemplated thereby as soon as practicable. It is the hope and expectation of the parties that this can be done by Friday, March 3, 2000.

         This is also to record the agreement of the parties that they shall not, without the prior written consent of the other parties, directly or indirectly, make any disclosure with respect to this letter or the proposed transactions, except as may be required by applicable law or any order, rule or regulation of any governmental authority. We acknowledge that you will be sharing this letter and the draft documentation with your auditors.


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         This letter shall be governed by and construed in accordance with the laws of England. The parties hereto submit to the exclusive jurisdiction of the courts of England.

         This letter of intent may be executed and delivered in counterparts (including by facsimile transmission) each of which will be deemed an original.

         Please sign below to indicate your agreement with the foregoing. We look forward to completing this transaction with you as soon as the final documentation can be agreed and executed.

                                        Very truly yours,

                                        CREDIT AGRICOLE LAZARD
                                        FINANCIAL PRODUCTS BANK

                                        By: /s/ J Pezier
                                            -----------------------------------
                                            Name: Jacques Pezier
                                            Title: General Manager

                                        TOKYO-MITSUBISHI
                                        INTERNATIONAL plc


                                        By: /s/ Hitoshi Suzuki
                                            -----------------------------------
                                            Name: Hitoshi Suzuki
                                            Title: Managing Director

ACKNOWLEDGED AND AGREED
AS OF THE DATE HEREOF:

TAURUS INTERNATIONAL S.A.


By: /s/ D.A.L. Bennett
    ----------------------------
    Name: D.A.L. Bennett
    Title: Director

TAURUS INVESTMENTS S.A.


By: /s/ D.A.L. Bennett
    ----------------------------
    Name: D.A.L. Bennett
    Title: Director


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